UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, over the past year, ABVC BioPharma, Inc. (the “Company”) has entered into three securities purchase agreements with Lind Global Fund II, LP (“Lind”), pursuant to which the Company has issued to Lind: (i) 3,527,778 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) underlying a secured, convertible note pursuant to that certain securities purchase agreement dated as of February 23, 2023 between the Company and Lind (the “Lind Transaction”); (ii) 5,291,667 shares of Common Stock underlying a common stock purchase warrant pursuant to the Lind Transaction; (iii) 342,857 shares of Common Stock of the Company underlying a secured, convertible note pursuant to that certain securities purchase agreement dated as of November 17, 2023 between the Company and Lind (the “2nd Lind Transaction”); (iv) 1,000,000 shares of Common Stock underlying a common stock purchase warrant pursuant to the 2nd Lind Transaction; (v) 285,714 shares of Common Stock of the Company underlying a secured, convertible note pursuant to that certain securities purchase agreement dated as of January 17, 2024 between the Company and Lind (the “3rd Lind Transaction,” together with the Lind Transaction and 2nd Lind Transaction, the “Initial Lind Transactions”) and (vi) 1,000,000 shares of Common Stock underlying a common stock purchase warrant pursuant to the 3rd Lind Transaction (all of the warrants issued to Lind are hereinafter referred to as the “Existing Warrants”). On May 22, 2024, the Company and Lind entered into a letter agreement (the “May Letter Agreement”), pursuant to which Lind exercised, for cash, 1,000,000 of the Existing Warrants (the number of warrants so exercised is herein referred to as the “Outstanding Exercised Warrants”) to purchase shares of Common Stock at a reduced exercise price of $0.75 per share. Lind also received a new warrant to purchase 1,000,000 shares Common Stock, exercisable at any time on or after the date of its issuance and until the five-year anniversary thereof, for $1.00 per share (the “May Warrant”).

On November 4, 2024, the Company and Lind entered into another letter agreement (the “November Letter Agreement”), pursuant to which Lind agreed to exercise, for cash, 500,000 of the Existing Warrants (the number of warrants so exercised is herein referred to as the “Outstanding Exercised Warrants”) to purchase shares of Common Stock, with a current exercise price of $0.75 per share, at a reduced exercise price of $0.42 per share. Other than the Outstanding Exercised Warrants, the exercise price of the remaining warrants held by Lind remained unchanged.

The November Letter Agreement also contains customary representation and warranties of the Company and Lind, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the transaction documents is qualified by reference to the full text of the forms of the documents, which are filed as Exhibits hereto and incorporated herein by reference.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein. Such disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

November 4, 2024	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer

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